DEVELOPMENT SERVICES AGREEMENT


        THIS DEVELOPMENT SERVICES AGREEMENT is made effective as of the 4th day of April, 1996 by and between HUMPHREY HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership (the "Partnership"), and HUMPHREY DEVELOPMENT, INC. (the "Developer").

RECITALS

        A. The Partnership was formed for the purpose of acquiring, constructing, owning and leasing hotels.

        B. The Partnership desires to develop a Comfort Suites hotel with 64 rooms in Dover, Delaware (the "Project")

        C. The Partnership desires that the Developer provide certain services with respect to the development of the Project.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Appointment and Term. The Partnership hereby appoints the Developer to render services in overseeing the development of the Project for the partnership as herein contemplated. The term of this Agreement shall begin on the date hereof and shall end on December 31, 1997.

        2. Authority and Obligations. The Developer shall have the authority and obligation to:

                (i) identify and engage, with the partnership's approval, on behalf of the Partnership an architect and a general contractor and such professionals as may be necessary for the construction of the Project;

                (ii) oversee, monitor and direct the general contractor with respect to the construction of the project in accordance with the terms and conditions of the construction contract;

                (iii) act on behalf of the Partnership in its relation with federal, state and local government authorities with respect to the construction of the Project;

                (iv) act on behalf of the Partnership with respect to zoning, building codes, occupancy permits and all other local government matters concerning the Project,

                (v) subject to the partnership's approval of any contracts, negotiate a hotel franchise agreement with Choice Hotels, Inc.;

                (vi) subject to the Partnership's final approval, negotiate financing for the Project; and

                (vii) prepare or cause to be prepared such environmental and neighborhood impact studies or reports, engineering surveys, preliminary plans and specifications as may be required in connection with the construction of the Project.

        3. Development Fee. The Partnership shall pay to the Developer from loan proceeds a development fee, payable upon completion of the Project, including punch list items, in an amount equal to any savings in the development budget of the Project (attached hereto as Exhibit A, the "Development Budget") resulting in a total development cost of less than $2,750,910.

        To the extent that the development costs of the Project exceed the $2,750,910 Development Budget (such excess constituting a "Cost Overrun"), the Developer shall be responsible for such Cost Overrun. The Developer shall immediately make a non-refundable advance in the amount of any Cost Overrun which is not covered by financing to the Partnership.

        4. Burden and Benefit. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. Neither party may assign this Agreement without the consent of the other party.

        5. Severability of Provisions. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

        6. No Continuing Waiver. The waiver of either party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

        7. Defined Terms. Except as expressly provided herein, terms used in this Agreement with initial capital letters shall have the meanings set forth in the Partnership Agreement.

        8. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to principles of conflicts of laws.

        9. Binding Agreement. This Agreement shall be binding on the parties hereto, and their heirs, executors, personal representatives, successors and assigns.

        10. Headings. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

        11. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine an neuter gender, shall include all other genders, the singular shall include the plural, and vice versa as the context may require.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WITNESS:                        PARTNERSHIP:

                                HUMPHREY HOSPITALITY LIMITED PARTNERSHIP

                                By: Humphrey Hospitality Trust, Inc.,
                                    a Virginia corporation General Partner

/s/ Timothy P. Barila              By: /s/ James Humphries
---------------------                  ---------------------------------
                                         Name: James Humphries
                                         Title: President of General Partnership

                                DEVELOPER:

                                HUMPHREY DEVELOPMENT, INC.

/s/ Randy P. Smith                 By: /s/ Timothy P. Barila
---------------------                  --------------------------------
                                         Name: Timothy P. Barila
                                         Title: Vice President